Exhibit 99.1
Zoom Video Communications Reports Fourth Quarter and Fiscal Year 2023 Financial Results
•Fourth quarter total revenue of $1,117.8 million, up 4% year over year as reported and 6% in constant currency; full fiscal year total revenue of $4,393.0 million, up 7% year over year as reported and 9% in constant currency
•Fourth quarter Enterprise revenue of $636.1 million, up 18% year over year; full fiscal year Enterprise revenue of $2,409.3 million, up 24% year over year
•Year-end number of customers contributing more than $100,000 in trailing 12 months revenue up approximately 27% year over year
San Jose, California – February 27, 2023 – Zoom Video Communications, Inc. (NASDAQ: ZM), a leading provider of video-first unified communications, today announced financial results for the fourth quarter and fiscal year ended January 31, 2023.

“In fiscal year 2023, our growing base of Enterprise customers increasingly looked to Zoom to provide a seamless communication and collaboration platform, and drive productivity and efficiency during turbulent times,” said Zoom founder and CEO, Eric S. Yuan. “This was evident in the 27% growth in customers contributing more than $100,000 in trailing 12 months revenue, as well as the 115% trailing 12-month net dollar expansion rate for Enterprise customers. Zoom One adoption continued to accelerate and helped drive Zoom Phone to grow more than 100% year over year, surpassing 5.5 million seats in Q4. Our emerging technologies such as Zoom Contact Center picked up pace as customer experience teams recognized the value of a modern, integrated collaboration solution. While the macroeconomic situation continues to negatively impact our overall growth, we have maintained a healthy balance sheet and operating cash flow generation of approximately $1.29 billion.”
Fourth Quarter Fiscal Year 2023 Financial Highlights:
•Revenue: Total revenue for the fourth quarter was $1,117.8 million, up 4% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,140.2 million, up 6% year over year. Enterprise revenue was $636.1 million, up 18% year over year, and Online revenue was $481.7 million, down 10% year over year.
•(Loss) Income from Operations and Operating Margin: GAAP (loss) from operations for the fourth quarter was $(129.9) million, compared to GAAP income from operations of $251.8 million in the fourth quarter of fiscal year 2022. The GAAP loss from operations for the fourth quarter was due to additional stock-based compensation expense related to a change to our supplemental equity grant program. After adjusting for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, non-GAAP income from operations for the fourth quarter was $404.8 million, down from $420.3 million in the fourth quarter of fiscal year 2022. For the fourth quarter, GAAP operating margin was (11.6)% and non-GAAP operating margin was 36.2%.
•Net (Loss) Income and Diluted Net (Loss) Income Per Share: GAAP net (loss) attributable to common stockholders for the fourth quarter was $(104.1) million, or $(0.36) per share, compared to GAAP net income attributable to common stockholders of $490.5 million, or $1.60 per share in the fourth quarter of fiscal year 2022.
Non-GAAP net income for the fourth quarter was $366.6 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains on strategic investments, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $1.22. In the fourth quarter of fiscal year 2022, non-GAAP net income was $393.6 million, or $1.29 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2023 was $5,412.7 million.
•Cash Flow: Net cash provided by operating activities was $211.6 million for the fourth quarter, compared to $209.4 million in the fourth quarter of fiscal year 2022. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $183.3 million, compared to $188.6 million in the fourth quarter of fiscal year 2022.

Full Fiscal Year 2023 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $4,393.0 million, up 7% year over year. After adjusting for foreign currency impact, revenue in constant currency was $4,462.0 million, up 9% year over year. Enterprise revenue was $2,409.3 million, up 24% year over year, and Online revenue was $1,983.6 million, down 8% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $245.4 million, compared to $1,063.6 million for fiscal year 2022. After adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, and acquisition-related expenses, non-GAAP income from operations for the fiscal year was $1,579.1 million, down from $1,657.1 million for fiscal year 2022. For the fiscal year, GAAP operating margin was 5.6% and non-GAAP operating margin was 35.9%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the fiscal year was $103.7 million, or $0.34 per share, compared to GAAP net income attributable to common stockholders of $1,375.1 million, or $4.50 per share for fiscal year 2022.
Non-GAAP net income for the fiscal year was $1,329.0 million, after adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, losses on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $4.37. In fiscal year 2022, non-GAAP net income was $1,549.1 million, or $5.07 per share.
•Cash Flow: Net cash provided by operating activities was $1,290.3 million for the fiscal year, compared to $1,605.3 million for fiscal year 2022. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $1,186.4 million, compared to $1,472.7 million for fiscal year 2022.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2023, Zoom had:
•Approximately 213,000 Enterprise customers, up 12% year over year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 115%.
•3,471 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 27% from the same quarter last fiscal year.
•Online average monthly churn of 3.4% for Q4, down 40 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 72.0%, up 1,300 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2024 and its full fiscal year 2024.
•First Quarter Fiscal Year 2024: Total revenue is expected to be between $1.080 billion and $1.085 billion and revenue in constant currency is expected to be between $1.097 billion and $1.102 billion. Non-GAAP income from operations is expected to be between $374.0 million and $379.0 million. First quarter non-GAAP diluted EPS is expected to be between $0.96 and $0.98 with approximately 304 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2024: Total revenue is expected to be between $4.435 billion and $4.455 billion and revenue in constant currency is expected to be between $4.458 billion and $4.478 billion, Non-GAAP income from operations is expected to be between $1.606 billion and $1.626 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $4.11 and $4.18 with approximately 309 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.

Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on February 27, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is for you. Zoom is a space where you can connect to others, share ideas, make plans, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for large enterprises, small businesses, and individuals alike. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the first quarter of fiscal year 2024 and full fiscal year 2024, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to-market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate as the impact of the COVID-19 pandemic tapers, particularly as users return to work or school or are otherwise no longer subject to limitations on in-person meetings, as well as the impact of COVID-19 and other macroeconomic conditions, including inflation, on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2022. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expenses because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, and undistributed earnings attributable to participating securities, including the tax effects of all non-GAAP adjustments. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes income tax benefits from discrete activities, including the income tax benefit related to the release of the US federal and state valuation allowance, because of their nonrecurring nature. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how our underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determine the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divide the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divided that amount by three to calculate the online average monthly churn. One of the dynamics in the Online portion of the business is the MRR contribution from customers that have retained Zoom services for a certain portion of time as these customers tend to maintain their subscriptions and contribute meaningfully to the Online business.
Public Relations
Colleen Rodriguez
Head of Global Public Relations and Executive Communications
press@zoom.us
Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Consolidated Balance Sheets
(In thousands)

	As of January 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,086,830	$1,062,820
Marketable securities	4,325,836	4,356,446
Accounts receivable, net	557,404	419,673
Deferred contract acquisition costs, current	223,250	199,266
Prepaid expenses and other current assets	163,092	145,602
Total current assets	6,356,412	6,183,807
Deferred contract acquisition costs, noncurrent	179,991	164,714
Property and equipment, net	252,821	222,354
Operating lease right-of-use assets	80,906	95,965
Strategic investments	398,992	367,814
Goodwill	122,641	27,607
Deferred tax assets	558,428	382,296
Other assets, noncurrent	177,874	106,761
Total assets	$8,128,065	$7,551,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,414	$7,841
Accrued expenses and other current liabilities	457,716	430,415
Deferred revenue, current	1,266,514	1,141,435
Total current liabilities	1,738,644	1,579,691
Deferred revenue, noncurrent	41,932	38,481
Operating lease liabilities, noncurrent	73,687	85,018
Other liabilities, noncurrent	67,195	68,110
Total liabilities	1,921,458	1,771,300

Stockholders’ equity:
Preferred stock	—	—
Common stock	294	299
Additional paid-in capital	4,104,880	3,749,514
Accumulated other comprehensive loss	(50,385)	(17,902)
Retained earnings	2,151,818	2,048,107
Total stockholders’ equity	6,206,607	5,780,018
Total liabilities and stockholders’ equity	$8,128,065	$7,551,318

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $91.6 million and $59.7 million as of January 31, 2023 and 2022, respectively.

Zoom Video Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenue	$1,117,803	$1,071,376	$4,392,960	$4,099,864
Cost of revenue	294,354	257,347	1,100,451	1,054,554
Gross profit	823,449	814,029	3,292,509	3,045,310
Operating expenses:
Research and development	261,258	116,996	774,059	362,990
Sales and marketing	505,586	325,415	1,696,590	1,135,959
General and administrative	186,492	119,799	576,431	482,770
Total operating expenses	953,336	562,210	3,047,080	1,981,719
Income from operations	(129,887)	251,819	245,429	1,063,591
Gains (losses) on strategic investments, net	40,443	(110,736)	(37,571)	43,761
Other income (expense), net	49,900	(2,549)	41,418	(5,720)
(Loss) income before provision for (benefit from) income taxes	(39,544)	138,534	249,276	1,101,632
Provision for (benefit from) income taxes	64,506	(352,107)	145,565	(274,007)
Net (loss) income	(104,050)	490,641	103,711	1,375,639
Undistributed earnings attributable to participating securities	—	(116)	(7)	(582)
Net (loss) income attributable to common stockholders	$(104,050)	$490,525	$103,704	$1,375,057

Net (loss) income per share attributable to common stockholders:
Basic	$(0.36)	$1.64	$0.35	$4.64
Diluted	$(0.36)	$1.60	$0.34	$4.50
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	292,983,772	298,374,298	296,560,501	296,334,894
Diluted	292,983,772	306,010,113	304,231,350	305,826,505

Zoom Video Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss) income	$(104,050)	$490,641	$103,711	$1,375,639
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	518,059	161,375	1,285,752	477,287
Deferred income taxes	(160,961)	(327,957)	(160,961)	(327,957)
Amortization of deferred contract acquisition costs	72,742	51,592	259,368	177,283
(Gains) losses on strategic investments, net	(40,443)	110,736	37,571	(43,761)
Depreciation and amortization	24,400	12,913	82,321	48,188
Provision for accounts receivable allowances	10,705	13,265	50,285	36,747
Non-cash operating lease cost	11,984	5,256	28,933	18,387
Amortization of discount/premium on marketable securities	(2,950)	5,770	1,206	25,316
Other	(27,015)	2,464	14,913	4,591
Changes in operating assets and liabilities:
Accounts receivable	6,175	(50,642)	(231,845)	(159,183)
Prepaid expenses and other assets	145,655	(83,936)	(18,066)	(155,934)
Deferred contract acquisition costs	(80,807)	(82,066)	(298,629)	(247,371)
Accounts payable	(12,950)	(14,280)	11,611	(2,218)
Accrued expenses and other liabilities	(95,861)	(70,545)	20,530	101,369
Deferred revenue	(46,924)	(10,626)	127,401	293,887
Operating lease liabilities, net	(6,171)	(4,564)	(23,839)	(17,004)
Net cash provided by operating activities	211,588	209,396	1,290,262	1,605,266
Cash flows from investing activities:
Purchases of marketable securities	(922,072)	(988,436)	(2,849,121)	(4,434,749)
Maturities of marketable securities	697,321	685,498	2,835,196	1,733,043
Sales of marketable securities	—	15,285	—	296,867
Purchases of property and equipment	(28,258)	(20,774)	(103,826)	(132,590)
Purchases of strategic investments	(4,000)	(178,800)	(69,050)	(305,149)
Cash paid for acquisition, net of cash acquired	—	(1,380)	(120,553)	(3,501)
Purchases of intangible assets	(700)	(3,392)	(11,268)	(13,018)
Other	—	—	300	—
Net cash used in investing activities	(257,709)	(491,999)	(318,322)	(2,859,097)
Cash flows from financing activities:
Cash paid for repurchases of common stock	(9,225)	—	(1,000,003)	—
Proceeds from issuance of common stock for employee stock purchase plan	19,105	21,485	53,710	59,331
Proceeds from exercise of stock options	1,762	3,360	8,577	14,404
Proceeds from employee equity transactions to be remitted (remitted) to employees and tax authorities, net	103	(11,662)	774	(40,004)
Other	—	—	—	337
Net cash provided by financing activities	11,745	13,183	(936,942)	34,068
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	28,531	—	(8,108)	—
Net (decrease) increase in cash, cash equivalents, and restricted cash	(5,845)	(269,420)	26,890	(1,219,763)
Cash, cash equivalents, and restricted cash—beginning of year	1,106,088	1,342,773	1,073,353	2,293,116
Cash, cash equivalents, and restricted cash—end of year	$1,100,243	$1,073,353	$1,100,243	$1,073,353

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
GAAP income from operations	$(129,887)	$251,819	$245,429	$1,063,591
Add:
Stock-based compensation expense and related payroll taxes	520,951	164,511	1,301,663	504,336
Litigation settlements, net	—	—	(4,226)	66,916
Acquisition-related expenses	13,768	3,960	36,218	22,277
Non-GAAP income from operations	$404,832	$420,290	$1,579,084	$1,657,120
GAAP operating margin	(11.6)%	23.5%	5.6%	25.9%
Non-GAAP operating margin	36.2%	39.2%	35.9%	40.4%

GAAP net income attributable to common stockholders	$(104,050)	$490,525	$103,704	$1,375,057
Add:
Stock-based compensation expense and related payroll taxes	520,951	164,511	1,301,663	504,336
Litigation settlements, net	—	—	(4,226)	66,916
(Gains) losses on strategic investments, net	(40,443)	110,736	37,571	(43,761)
Acquisition-related expenses	13,768	3,960	36,218	22,277
Income tax benefits from discrete activities	—	(376,266)	—	(376,266)
Undistributed earnings attributable to participating securities	—	116	7	582
Tax effects on non-GAAP adjustments	(23,672)	—	(145,926)	—
Non-GAAP net income	$366,554	$393,582	$1,329,011	$1,549,141

Net (loss) income per share - basic and diluted:
GAAP net (loss) income per share - basic	$(0.36)	$1.64	$0.35	$4.64
Non-GAAP net income per share - basic	$1.25	$1.32	$4.48	$5.23
GAAP net (loss) income per share - diluted	$(0.36)	$1.60	$0.34	$4.50
Non-GAAP net income per share - diluted	$1.22	$1.29	$4.37	$5.07

GAAP and non-GAAP weighted-average shares used to compute net (loss) income per share - basic	292,983,772	298,374,298	296,560,501	296,334,894
GAAP weighted-average shares used to compute net (loss) income per share - diluted	292,983,772	306,010,113	304,231,350	305,826,505
Non-GAAP weighted-average shares used to compute net income per share - diluted	301,143,279	306,010,113	304,231,350	305,826,505

Net cash provided by operating activities	$211,588	$209,396	$1,290,262	$1,605,266
Less: Purchases of property and equipment	(28,258)	(20,774)	(103,826)	(132,590)
Free cash flow (non-GAAP)	183,330	188,622	1,186,436	1,472,676
Net cash used in investing activities	$(257,709)	$(491,999)	$(318,322)	$(2,859,097)
Net cash provided by financing activities	$11,745	$13,183	$(936,942)	$34,068
Operating cash flow margin (GAAP)	18.9%	19.5%	29.4%	39.2%
Free cash flow margin (non-GAAP)	16.4%	17.6%	27.0%	35.9%

	Three Months Ended January 31,		Year Ended January 31,
	2022		2022
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	1,117,803	4%	$4,392,960	7%
Add: Constant currency impact	22,398	2%	$69,075	2%
Revenue in constant currency (non-GAAP)	$1,140,201	6%	$4,462,035	9%